Exhibit 99.1

LDR Announces Pricing of Follow-On Offering

AUSTIN, Texas, May 14, 2014 (GLOBE NEWSWIRE)—LDR Holding Corporation (Nasdaq:LDRH) (“LDR” or the “Company”), a global medical device company focused on designing and commercializing novel and proprietary spinal surgical technologies, today announced the pricing of a follow-on offering of 3,972,089 shares of its common stock at a price of $24.50, before underwriting discounts. LDR is selling 1,300,000 shares of common stock in the offering and certain existing stockholders are selling 2,672,089 shares of common stock in the offering. In addition, the Company has granted the underwriters a 30-day option to purchase up to 195,000 additional shares of common stock, and the selling stockholders have granted the underwriters a 30-day option to purchase up to 400,813 additional shares of common stock. The Company will not receive any of the proceeds from the sale of shares sold by the selling stockholders.

Piper Jaffray & Co. and William Blair & Company, L.L.C. are acting as joint book-running managers for the offering. Cowen and Company, LLC and RBC Capital Markets, LLC are acting as co-lead managers. JMP Securities LLC, Stephens Inc. and Bryan, Garnier & Co. are acting as co-managers.

The registration statement for the Company relating to these securities was declared effective by the Securities and Exchange Commission on May 14, 2014. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, and there shall not be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Any offer or sale will be made only by means of a written prospectus forming part of the effective registration statement. A copy of the final prospectus relating to these securities may be obtained, when available, from the offices of Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402 or by telephone at 800-747-3924 or by email at prospectus@pjc.com and William Blair & Company, L.L.C. at 222 West Adams Street, Chicago, IL 60606, Attention: Prospectus Department, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com.

About LDR Holding Corporation

LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR’s primary products are based on its exclusive VerteBRIDGE® fusion and Mobi® non-fusion technology platforms and are designed for applications in the lumbar and cervical spine. These technologies enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. LDR received approval from the FDA for the Mobi-C® cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR, visit www.ldr.com or www.cervicaldisc.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of LDR and members of its management team with respect to LDR’s future business operations as well as the assumptions upon which such statements are based. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s registration statement. LDR disclaims any responsibility to update any forward-looking statements.

CONTACT:

Robert McNamara

Executive Vice President and Chief Financial Officer

LDR Holding Corporation

(512) 344-3333

Bob Yedid

Managing Director

ICR, Inc.

(646) 277-1250

bob.yedid@icrinc.com